Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and Officer of Rockwell Collins, Inc., a Delaware corporation (this "Corporation"), hereby constitute and appoint GARY R. CHADICK, PATRICK E. ALLEN and MARSHA A. SCHULTE, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below:

(1)	a post-effective amendment to Registration Statement No. 333-72814 on Form S-8 to de-register shares under the Corporation’s Employee Stock Purchase Plan, and

(2)	a Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) and supplements thereto for the purpose of registering under the Securities Act of 1933, as amended, 3,000,000 shares of Common Stock, par value $0.01 per share, of this Corporation to be offered pursuant to this Corporation's 2013 Employee Stock Purchase Plan

Signature	Title	Date

/s/ Anthony J. Carbone Anthony J. Carbone	Director	February 7, 2013

/s/ Chris A. Davis Chris A. Davis	Director	February 7, 2013

/s/ Ralph E. Eberhart Ralph E. Eberhart	Director	February 7, 2013

/s/ John A. Edwardson John A. Edwardson	Director	February 7, 2013

/s/ Clayton M. Jones Clayton M. Jones	Chairman of the Board and Chief Executive Officer and Director	February 7, 2013

/s/ David Lilley David Lilley	Director	February 7, 2013

/s/ Andrew J. Policano Andrew J. Policano	Director	February 7, 2013

/s/ Cheryl L. Shavers Cheryl L. Shavers	Director	February 7, 2013

/s/ Jeffrey L. Turner Jeffrey L. Turner	Director	February 7, 2013